UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

Advanced Environmental Petroleum Products, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8309 Mount Logan Court Las Vegas, Nevada	89131
(address of principal executive offices)	(zip code)

(702) 485-7800
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 . Entry into a Material Definitive Agreement

On October 24, 2015, the Company announced that it had entered into an agreement to acquire 100% of the issued and outstanding shares of 1923285 Alberta Ltd. ("Alberta") for 65,600,000 shares of the Company’s common stock. Both the Company's 65,600,000 and 100% of the issued and outstanding Alberta Shares will be held in escrow until Alberta provides the Company with firstly, required audited financial statements, secondly, a certificate that the leases held by Alberta from Peru Petro (an entity owned by the Government of Peru) are unencumbered and are in good standing. It is anticipated that the audited financial statements and the report confirming the reserves and the potential reserves will be completed before December 31, 2015.

On February 11, 2016, through agreement of all parties, the Company has extended the December 31, 2015 date, to March 1, 2016.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 11, 2016, the Board of Directors of Advanced Environmental Petroleum Products, Inc., a Florida corporation (the "Company"), accepted the consent from and approved the appointment of Loong Yip Juy as the President of the Company.

There is no family relationship between Mr. Juy and any of the Company’s other officers and directors. There are no understandings or arrangements between Mr. Juy and any other person pursuant to which Mr. Juy was appointed as President.

Mr. Juy has been issued 29,930,000 restricted common shares that have not been delivered and are being held in escrow pending the closure of the agreement as filed with the Securities Exchange Commission dated October 29, 2015. Upon closure of the agreement, Mr. Juy will be the owner of 29,930,000 shares of restricted common stock which will represent 41% of the issued and outstanding shares of the Company’s common stock. There is no employment agreement with Mr. Juy.

Loong Yip Juy

Loong Yip Juy, Age 66, was born in Guanzhou China and is a resident of Peru. Mr. Juy is a graduate of the National Engineering University in Peru. Mr. Juy has been in business management all of his adult working career and has specifically been involved in the mining industry with Brehm International S.A. since 1999 currently serving as President and member of the Board of Directors for over the last 5 years.

Mr. Juy has the mining and management experience that the company Board of Directors feel that he will be an added asset to the company as it moves forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Petroleum Products, Inc.

Dated: February 16, 2016	/s/ Andrew Mynheer
Andrew Mynheer
Chief Executive Officer

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